AMENDMENT NO. 1 TO CONSULTANCY AGREEMENT

This Amendment No. 1 to the Consultancy Agreement (as defined below) (the "Amendment") is made and entered into as of this 9th day of August, 2024 (the "Effective Date"), by and between Peter Matrai, a resident of Pennsylvania (the "Consultant"), and FREYR Battery, Inc., a Delaware corporation with a principal place of business at 6&8 East Court Square, Suite 300, Newnan, GA 30263, USA (the "Company"). The Consultant and the Company are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

WHEREAS, the Consultant and FREYR Battery, a company in the form of a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register under number B 251199, entered into that certain Consultancy Agreement dated May 13th /14th, 2021 (the "Consultancy Agreement ");

WHEREAS, the Consultancy Agreement was transferred from FREYR Battery to the Company by virtue of the cross-border merger between FREYR Battery and the Company effective December 31st, 2023; and

WHEREAS, the Consultancy Agreement expired on July 8th, 2024, as per its own terms and the Parties desire to amend the Consultancy Agreement to extend the term for an additional period of one (1) year under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Amendment to Term. The Consultant Term, as set forth in Section 1 of the Consultancy Agreement, is hereby extended for an additional period of one (1) year, commencing on August 1st, 2024 and expiring on 30th, July 2025, unless terminated earlier in accordance with the terms of the Consultancy Agreement.

2.Consultant Fee. The Consultant Fee, as set forth in Section 3(a) of the Consultancy Agreement, shall remain fixed at 30,000 USD per month. However, the Company reserves the right to reduce the Consultant Fee, provided that such decision is mandated by the Compensation Committee of the Company, in its sole discretion, as a general reduction applicable to all executive officers of the Company. Any reduction in the Consultant Fee will be communicated to the Consultant in writing at least thirty (30) days prior to the effective date of the reduction. The notice will include the new Consultant Fee and the effective date of the change. The Consultant acknowledges and agrees that the Company's right to reduce the Consultant Fee is a condition of the extension of the Term as per this Amendment and that such reduction may be made without the Consultant's prior consent, subject to the notice requirement specified above.

3.No Other Changes. Except as expressly amended by this Amendment, all terms and conditions of the Consultancy Agreement shall remain in full force and effect and are hereby ratified and confirmed.

4.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflict of laws principles.

5.Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Electronic and facsimile signatures shall be deemed to be original signatures for all purposes.

6.Entire Agreement. This Amendment, together with the Consultancy Agreement, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Effective Date.

CONSULTANT

/s/ Peter Matrai___________________________
Name:    Peter Matrai
Date:     August 9, 2024

FREYR BATTERY, INC.

/s/ Tom Einar Jensen______________________
Name:     Tom Einar Jensen
Title:     Chief Executive Officer
Date: August 9, 2024